SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 1, 2001

(Date of earliest event reported)

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219-3932

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Louis Dreyfus Natural Gas Corp. (Louis Dreyfus) consolidated balance sheets as of December 31, 2000 and 1999 and related consolidated statements of operations, stockholders' equity and cash flows for the three years in the period ended December 31, 2000, together with the report of the auditors, are incorporated by reference from Item 7 of the Form 8-K filed on October 11, 2001 by Consolidated Natural Gas Company (CNG).

Louis Dreyfus' unaudited consolidated balance sheet as of September 30, 2001 and related unaudited consolidated statements of income for the three and nine month period ended September 30, 2001 and cash flows for the nine month period ended September 30, 2001 are filed as Exhibit 99.1.

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Combined Condensed Consolidated Financial Statements of Dominion Resources, Inc. (Dominion) and Louis Dreyfus (the "Pro Forma Financial Statements") illustrate the pro forma effect of Dominion's acquisition of Louis Dreyfus (the "Merger") accounted for as a purchase business combination. The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet has been prepared as if such transactions occurred on September 30, 2001; the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income from Continuing Operations for the year ended December 31, 2000 and nine month period ended September 30, 2001 have been prepared as if such transactions occurred as of January 1, 2000. The Pro Forma Financial Statements are filed as Exhibit 99.2.

The Pro Forma Financial Statements reflect Dominion having acquired 100% of the outstanding common shares of Louis Dreyfus in exchange for 14.3 million shares of Dominion common stock, valued at $881 million, and cash of $888 million. Upon acquisition, Louis Dreyfus was merged into a newly formed, wholly owned subsidiary of Dominion. Immediately after the merger, Dominion contributed the surviving subsidiary to CNG, where it will continue its operations. CNG is a wholly owned subsidiary of Dominion.

The acquisition has been financed through the issuance of long-term debt and trust preferred securities by CNG. In addition, Louis Dreyfus and Dominion have agreed with trustees of the two outstanding series of Louis Dreyfus public notes that CNG will guarantee this debt.

A final determination of required purchase accounting adjustments has not been completed; accordingly, the purchase accounting adjustments made in connection with the development of the Pro Forma Financial Statements are preliminary and have been made solely for purposes of developing the pro forma combined financial information.

The significant adjustments to the pro forma financials reflect: (i) the issuance of trust issued preferred securities and debt to finance the transaction; (ii) the estimated fair value of the acquired proved and unproved reserves as part of the purchase price allocation; (iii) the estimated impact of the change from the successful efforts method to the full cost method of accounting for oil and gas operations; and (iv) the common stock issued by Dominion to consummate the Merger. Management believes that the pro forma adjustments and the underlying assumptions reasonably present the significant pro forma effects of the Merger.

The actual financial position and results of operations of the combined entity will differ, perhaps significantly, from the pro forma amounts reflected. The Pro Forma Financial Statements are not necessarily indicative of actual operating results or financial position had the transactions occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future. The pro forma adjustments do not reflect any potential operating efficiencies or cost savings which may be achievable with respect to the combined companies.

(c) Exhibits
23.1	Consent of Ernst & Young LLP

99.1

Unaudited consolidated balance sheet of Louis Dreyfus as of September 30, 2001 and related unaudited consolidated statements of income for the three and nine month period ended September 30, 2001 and cash flows for the nine month period ended September 30, 2001.

99.2	Dominion and Louis Dreyfus unaudited pro forma combined consolidated financial statements and related footnotes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

/s/ Steven A. Rogers
Steven A. Rogers
Vice President and Controller

Date: January 11, 2002